EXHIBIT 99.1

CONFIDENTIAL - Final - December 22, 2004

The Reader's Digest Association, Inc.
Media: William Adler, (914) 244-7585  william.adler@rd.com
Investor Relations: Richard Clark, (914) 244-5425 richard.clark@rd.com


         Reader's Digest Association Completes Transaction to Sell and Partially Lease Back Pleasantville Property

      PLEASANTVILLE, NY, December 22, 2005 - The Reader's Digest Association, Inc. (NYSE: RDA) today announced the completion of the sale of its property in Pleasantville to a venture of Greenfield Partners, LLC and Summit Development, LLC, both of South Norwalk, Conn. Under the agreement, RDA received $49 million in cash and will receive an additional $10 million in December 2006. At the same time, the company entered into a renewable 20-year lease of a portion of the property.

      The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world.
The company had revenues of $2.4 billion for the fiscal year ended June 30, 2004. The company's main Web site is www.rd.com.

      This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences.
Reader's Digest does not undertake to update any forward-looking statements.
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